                                                                    Exhibit 10.3


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                    ----------------------------------------


     THIS AGREEMENT is entered into this 8/th/ day of June, 1995, by between Central Co-operative Bank, Somerville, Massachusetts (the "Bank") and John D. Doherty (the "Employee").


     WHEREAS, the parties have previously entered into an employment agreement (the "Agreement") dated October 24, 1986 providing for the employment of the Employee as the President of the Bank, which Agreement was amended on March 31, 1992; and

     WHEREAS, the parties now desire by this writing to amend paragraph 11 of the Agreement as set forth herein.


     NOW, THEREFORE, it is AGREED as follows:

     1. Section 11 of the Agreement is amended by deleting the same in its entirety and replacing said Section 11 with the following:

11.  Change in Control
     -----------------

          (a) Notwithstanding any provision herein to the contrary, if the Employee's employment is terminated by the Bank, without the Employee's prior written consent, in connection with or within three (3) years after any change in control (as herein defined) of the Bank, the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b) (3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b) (2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days after such termination. The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's voting stock, (2) the control of the election of a majority of the Bank's directors, (3) the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form or entity not specifically listed herein.

          (b) Notwithstanding any other provision herein to the contrary, the Employee may voluntarily terminate his employment under this Agreement within three (3) years following a change in control of the Bank, and the Employee shall thereupon be entitled to receive the payment described in Section 1(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee perform his principal executive functions, more than 35 miles from his primary office as of the Effective Date of this Agreement; (ii) a reduction in the Employee's base compensation as in effect immediately prior to the change in control; (iii) the failure by the Bank to continue to provide the Employee with compensation and benefits substantially similar to those provided to him at the time of the change in control under any of the employee benefit plans in which the Employee becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control;
(iv) the assignment to the Employee of material duties and responsibilities other than those normally associated with his position as referenced in the recitals above; or (v) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank.

          (c) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

          (d) In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions. Such reimbursement shall be paid within ten (10) days after the Employee furnishes to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, or any costs or expenses incurred by the Employee.

          (e) Any payments made to the Employee under this Agreement are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

     2. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions or the Agreement other than as stated above.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Agreement on the day and year first written above.


ATTEST:                             CENTRAL CO-OPERATIVE BANK



_______________________________     By: /s/ Burton F. Faulkner, Jr.
                                        -------------------------------------

                                        Chairman of the Finance
                                        Committee


WITNESS:


/s/ Gladys N. Partamian            By: /s/ John D. Doherty
-------------------------------        --------------------------------------
                                       John D. Doherty